UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 3, 2021 (June 3, 2021)

ClearOne, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33660	87-0398877
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5225 Wiley Post Way, Suite 500, Salt Lake City, Utah	84116
(Address of principal executive offices)	(Zip Code)

+1 (801) 975-7200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001	CLRO	The NASDAQ Capital Market

Item 8.01 Other Events.

The Board of Directors of ClearOne, Inc. (the “Company”) has fixed August 25, 2021 as the date of the 2021 annual meeting of stockholders of the Company (the “Annual Meeting”).  All stockholders of record as of June 22, 2021 (the “Record Date”) shall be entitled to notice of and to vote at the Annual Meeting.  The Company intends to mail to stockholders of record as of the Record Date a notice of Annual Meeting with definitive proxy materials on Schedule 14A (the “Proxy Materials”) on or about July 2, 2021.  Because the date of the Annual Meeting has been advanced more than 30 days from the date of the 2020 annual meeting of stockholders, in accordance with Rule 14a-8 of the Securities Exchange Act of 1934, as amended, the Company is filing this Current Report on Form 8-K to notify stockholders that the Company’s deadline for submission of stockholder proposals for inclusion in the Company’s Proxy Materials for the Annual Meeting is June 18, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARONE, INC.

Date: June 3, 2021	By:	/s/ Zeynep Hakimoglu
Zeynep Hakimoglu
Chief Executive Officer (Principal Executive Officer)